                                               EXHIBIT 21, Page 1 of 2


             NAME AND STATE OF INCORPORATION OF SUBSIDIARIES
                     OF NORFOLK SOUTHERN CORPORATION
                           AS OF MARCH 1, 1999



Agency Media Services, Inc., Indiana
Atlantic Acquisition Corporation, Pennsylvania
Atlantic Investment Company, Delaware
Norfolk Southern Properties, Inc., Virginia
Norfolk Southern Railway Company, Virginia
Northmont Limited Partnership, Georgia
NS Crown Services, Inc., Virginia
NS Fiber Optics, Inc., Virginia
NS Transportation Brokerage Corporation, Virginia
Pocahontas Development Corporation, Kentucky
Pocahontas Land Corporation, Virginia
TCS Leasing, Inc., Oklahoma

Norfolk Southern Railway Company subsidiaries:
     Airforce Pipeline, Inc., North Carolina
     Alabama Great Southern Railroad Company, The; Alabama
     Atlantic and East Carolina Railway Company, North Carolina
     Camp Lejeune Railroad Company, North Carolina
     Central of Georgia Railroad Company, Georgia
     Chesapeake Western Railway, Virginia
     Cincinnati, New Orleans and Texas Pacific Railway Company, The;
       Ohio
     Citico Realty Company, Virginia
     Georgia Southern and Florida Railway Company, Georgia
     High Point, Randleman, Asheboro and Southern Railroad
       Company, North Carolina
     Interstate Railroad Company, Virginia
     Lamberts Point Barge Company, Inc., Virginia
     Memphis and Charleston Railway Company, Mississippi
     Mobile and Birmingham Railroad Company, Alabama
     Norfolk and Portsmouth Belt Line Railroad Company, Virginia North Carolina Midland Railroad Company, The; North Carolina Rail Investment Company, Delaware
     Shenandoah-Virginia Corporation, Virginia
     South Western Rail Road Company, The; Georgia
     Southern Rail Terminals, Inc., Georgia
     Southern Rail Terminals of North Carolina, Inc., North Carolina Southern Region Coal Transport, Inc., Alabama
     Southern Region Materials Supply, Inc., Georgia
     Southern Region Motor Transport, Inc., Georgia
     State University Railroad Company, North Carolina
     Tennessee, Alabama & Georgia Railway Company, Delaware Tennessee Railway Company, Tennessee
     Virginia and Southwestern Railway Company, Virginia
     Yadkin Railroad Company, North Carolina

                                               EXHIBIT 21, Page 2 of 2



Norfolk Southern Properties, Inc. subsidiaries:
     Alexandria-Southern Properties, Inc., Virginia Arrowood-Southern Company, North Carolina
     Arrowood Southern Executive Park, Inc., North Carolina Carlyle CA Corporation, Virginia
     Carlyle Development Corporation, Virginia
     Charlotte-Southern Corporation, North Carolina Charlotte-Southern Hotel Corporation, North Carolina Lambert's Point Docks, Incorporated, Virginia
     Nickel Plate Improvement Company, Inc., The; Indiana NKPI Management, Inc., Indiana
     Norfolk Southern Industrial Development Corp., Virginia Norfolk Southern Tower, LLC, Washington, D.C. NS-Charlotte Tower Corporation, North Carolina
     NS Gas Properties, Inc., Virginia
     NS Gas Properties, II, Inc., Virginia
     Sandusky Dock Corporation, Virginia
     Southern Region Industrial Realty, Inc., Georgia Virginia Holding Corporation, Virginia










NOTE: Of the above subsidiaries, each of which is more than 50% owned, only Norfolk Southern Railway Company meets the Commission's "significant subsidiary" test. This list does not include CRR Holdings, LLC, in which Norfolk Southern Corporation has 50% voting control; Conrail Inc. and Consolidated Rail Corporation are subsidiaries of CRR Holdings, LLC.